                                                                    Exhibit 4(a)

                     [FORM OF MEDIUM-TERM FIXED RATE NOTE]

                             [FORM OF FACE OF NOTE]

                 IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROPRIATE METHOD SET FORTH BELOW) HAS BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

                               HARRIS CORPORATION

                                Medium-Term Note

                                  (Fixed Rate)

REGISTERED                                            REGISTERED
No. FX _______                                        $ ________

                                                      CUSIP:

                 Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) (the "Depository") to the issuer or its agent for registration of transfer, exchange of payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

                 THIS GLOBAL MEDIUM-TERM NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.*

ORIGINAL ISSUE DATE:               INTEREST RATE:         STATED MATURITY DATE:

____________________               ______________%        ____________________





__________________________________

*  Applies only if this Note is a Global Note.

INITIAL REDEMPTION           INITIAL REDEMPTION            ANNUAL REDEMPTION
DATE:                        PERCENTAGE:                   PERCENTAGE REDUCTION:

__________________           _________________             ____________________

HOLDER'S OPTIONAL            TOTAL AMOUNT                  ORIGINAL YIELD TO
REPAYMENT DATE(S):           OF OID:                       MATURITY:

__________________           _________________             ____________________

APPLICABILITY OF             IF YES, STATE                 INITIAL ACCRUAL
MODIFIED PAYMENT             ISSUE PRICE:                  PERIOD OID:
UPON ACCELERATION:

__________________           _________________             ____________________

                 HARRIS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________
_______________________________________________________________________________
_______________________________________________________________________________
or registered assignees (each a "Holder"), the principal sum of________________ DOLLARS, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of __________ and __________ (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal, premium, if any, or interest paid on such date); PROVIDED, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

                 Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest
Payment Date (whether or not a Business Day) (the "Record Date");
PROVIDED, however, that interest payable on any Maturity Date will be payable to the person to whom the principal hereof shall be payable.
Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

                 As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of Cleveland, Ohio.

                 Payment of the principal of this Note, premium, if any, and the interest due at any Maturity Date will be made in immediately available funds, upon surrender of this Note at the office of the Trustee in Cleveland, Ohio, or if required by the terms of the Indenture, at an office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this note is in definitive registered form, payments of interest, other than interest due on any Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payments of principal of and interest payable on any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon
(i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Trustee at the Trustee's office at 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Corporate Trust Office). A Holder of $10,000,000 or more in aggregate principal amount of Notes in definitive registered form having the same Interest payment Dates may by written request to the Trustee at the Corporate Trust office (or at such other address as the Company shall give notice in writing), not later than 15 calendar days prior to an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States. If this Note is registered in the name of the Depositary or its nominee, payments of interest on this Note will be made by wire transfer of immediately available funds to the Depositary.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, and to the Indenture, as defined on the reverse side hereof.

                 Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature of one of its authorized representatives, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile, under its corporate seal.


DATED:                                HARRIS CORPORATION

[SEAL]

                                      By: ___________________
                                          Authorized Signatory
TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
of the series designated
herein and referred to in the
within-mentioned Indenture.

NATIONAL CITY BANK,
  as Trustee


By:  ________________________
     Authorized Representative

                [Form of Reverse of Medium-Term Fixed Rate Note]

                          ___________________________

                 This Note is one of a duly authorized issue of securities (the "Notes") of the Company issued and to be issued in one or more series under an Indenture, dated as of October 1, 1990 (the "Indenture," which term includes all indentures supplemental thereto), between the Company and National City Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture as to the series of which the Note is a part), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes ("Holders") and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein. The terms of individual series of Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in or pursuant to the Indenture.

                 This Note is not subject to any sinking fund.

                 This Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Optional Repayment Dates are specified on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% (except in the case of Notes issued with original issue discount, as described below) of the principal amount to be repaid, together with interest thereon payable to the date of repayment (except as provided below). For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at Trustee's office at 1900 East Ninth Street, Cleveland, Ohio 44114, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

                 This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date (except as provided below), on notice mailed to the Holders of the Notes designated for redemption at their addresses as the same shall appear on the Security Register not more than 60 nor less than 30 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 If this Notice is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note (except in the case of Notes issued with original issue discount, as described below) to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% (except in the case of Notes issued with original issue discount, as described below) of such principal amount.

                 For purposes of determining the applicable redemption price, from time to time, of Notes issued with original issue discount, the principal amount of such Notes shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration (also expressed as a percentage of the aggregate principal amount), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

                 Interest payment on this Note will include interest accrued to but excluding the Interest Payment Dates or any Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                 In the case where the Interest Payment Date or any Maturity Date does not fall on Business Day (as defined on the face hereof), payment of interest, premium, if any, or principal otherwise payable on such date shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on any Maturity Date, and no interest shall accrue for the period from and after the Interest Payment Date or any Maturity Date to such next succeeding Business Day.

                 This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Company.

                 The Indenture provides that, (i) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of Notes issued under the Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or observance of any other covenant or agreement of the Company applicable to the Notes of such series but not applicable to all outstanding Notes issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of each affected series (voting as a single class) issued under the Indenture and then outstanding may then declare the entire principal of all Notes of each such affected series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Notes issued thereunder, including this Note, due to certain events of bankruptcy, insolvency and reorganization of the Company, or due to defaults under and acceleration of other indebtedness under the circumstances described in the Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Notes issued under the Indenture and then outstanding (treated as one class) may declare the entire principal of all such Notes and interest accrued thereon to be due and payable immediately; PROVIDED that upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such Notes) by the Holders of a majority in aggregate principal amount of the Notes of such series (or of all of the Notes, in the case of defaults described in clause (ii) then outstanding.

                 If the face hereof indicates that this Note is subject to "Modified Payment Upon Acceleration", then if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration (also expressed as a percentage of the aggregate principal amount), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time Outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including any prior supplemental Indenture) or modifying in any manner the rights and obligations of the Holders of the Notes of each series to be affected and of the Company; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any of the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount principal of a Note issued with original issue discount due and payable upon acceleration or the amount thereof provable in bankruptcy, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Notes provide therefor, any right to repayment at the option of the Holder, in each case without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Outstanding Notes so affected.

                 Any such consent or any waiver of a past default by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company (which term includes any successor corporation under the Indenture), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                 This Note is transferable by the registered Holder herein in person or by his attorney duly authorized in writing at the office of the Trustee in Cleveland, Ohio, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, but only in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note; PROVIDED, however, that in no event will a Note that has been called for redemption in whole or in part be transferable except for the unredeemed portion of the Note being redeemed in part. Upon any transfer a new registered Note or Notes of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

                 The Notes of this series are issuable only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for an equal aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same, at the office of the Trustee in Cleveland, Ohio, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, without payment of any service or other charge except for any stamp or other tax or governmental charge in connection therewith.

                 The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereof made by anyone other than the Company or any Security Registrar), for the purpose of receiving payment hereof or on account hereof or interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

                 All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

                 The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof (or, if this Note is issued with original issue discount, such portion of the principal as may be payable pursuant to the terms hereof) together with interest to the repayment date, to the undersigned, at___________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned).

                 For this Note to be repaid, the Trustee must receive, at its offices at 1900 East Ninth Street, Cleveland, Ohio 44114, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

                 If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or any amount in excess thereof which is an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$_____________________________      _______________________________________
                                    NOTICE:  The signature on this Option to
Date  _________________             Elect Repayment must correspond with the
                                    name as  written upon the face of this
                                    Note in every particular, without
                                    alteration or enlargement or any change
                                    whatever.

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                 TEN COM - as tenants in common

                 UNIF GIFT MIN ACT -- ...........Custodian.............
                                                             (Minor)
                                Under Uniform Gifts to Minors Act

                                .................................
                                               (State)

                 TEN ENT - as tenants by the entireties
                 JT TEN  - as joint tenants with right of survivorship
                                 and not as tenants in common

          Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
              Identifying Number of Assignee:________________________________
_____________________________________________________________________________
                       PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE OF ASSIGNEE:

_________________________________________________________________

_________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

                                      _________________________________________
Dated:  _____________________         NOTICE:  The signature to this
                                      assignment must correspond with
                                      the name as written upon the
                                      face of the within instrument
                                      in every particular, without
                                      alteration or enlargement or
                                      any change whatsoever.